UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 22, 2009
Heritage Oaks Bancorp

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-05020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

545 12th Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 239-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  Announced July 22, 2009, effective July 31, 2009, Heritage Oaks Bancorp (the “Company”) appointed Ronald Oliveira, age 53, to the position of Executive Vice President / Chief Operating Officer / Chief Credit Officer of Heritage Oaks Bank, the wholly owned subsidiary of the Company.  Mr. Oliveira will oversee all operations, lending, mortgage originations and sales, and branch network operations.  Prior to his appointment with the Company, Mr. Oliveira served as Senior Vice President at Rabobank since December 2008 assisting with the integration of the operations and systems of recently acquired institutions.   Prior to that, Mr. Oliveira was Chairman at Equipoint Financial Services, a $2 billion diversified Real Estate banking institution. The terms of Mr. Oliveira’s employment provide that he will earn an initial base salary of $200,000, receive a signing bonus of $50,000, and be eligible to participate in the Bank’s bank owned life insurance program and other general employee benefits available to Company and Bank employees.  The Company issued a press release announcing Mr. Oliveira’s appointment on July 22, 2009.  A copy of the press release is attached to this 8-K as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99	99.1 Press Release dated July 22, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2009
Heritage Oaks Bancorp

By:	/s/ Margaret Torres
Margaret Torres
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 22, 2009.